EXHIBIT 99.1

Epiq Systems, Inc. Announces First Quarter 2009 Results Reporting 20% Operating Revenue Growth

KANSAS CITY, Kan., April 22, 2009 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the first quarter of 2009 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $52.6 million, up 20% compared to $43.9 million for the same period last year.

Net income for the first quarter of 2009 was $3.3 million, $0.09 per share, up 23% compared to $2.7 million, $0.07 per share, for the year ago quarter.

First quarter 2009 net cash provided by operating activities was $2.5 million compared to $7.8 million for the year ago quarter. The change is primarily attributable to an increase in accounts receivable. A condensed consolidated cash flow statement is attached.

Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition expense, the effect of tax adjustments which are outside of the company's anticipated effective tax rate, and capitalized loan fee amortization, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for interest/financing, taxes, depreciation, amortization, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, and acquisition expense). Reconciliation statements for non-GAAP financial measures are provided below.

Non-GAAP net income for the first quarter of 2009 was $6.3 million, $0.16 per share, up 18% compared to $5.4 million, $0.14 per share, for the year ago quarter.

First quarter 2009 non-GAAP adjusted EBITDA was $15.4 million, up 17% compared to $13.2 million for the year ago quarter.

Operating revenue for the Bankruptcy segment for the first quarter of 2009 was $17.3 million, up 30% compared to $13.4 million for the year ago quarter. Non-GAAP adjusted EBITDA was $8.4 million for the first quarter of 2009 compared to $10.8 million for the year ago quarter, which included a $3.5 million cash gain on interest rate floor options. Excluding the prior year one-time cash gain on interest rate floor options, first quarter 2009 non-GAAP adjusted EBITDA increased 15% compared to the year ago quarter. New client engagements for Chapter 11 corporate restructuring bankruptcies were very strong, and first quarter results reflect certain investment spending for increased facilities and staffing to accommodate growth in multi-year large cases. Revenue for Chapter 7 engagements continues to reflect the results of high aggregate deposit balances with influence from pricing formulas that reference short-term interest rates.

Operating revenue for the Electronic Discovery segment for the first quarter of 2009 increased to $14.0 million compared to $13.2 million for the year ago quarter. The company incurred investments in the first quarter including organic expansion into data collections and forensics, a new document review service, a new data center and office in Hong Kong, and a new office in Brussels. Including the effects of these investments, first quarter 2009 non-GAAP adjusted EBITDA for Electronic Discovery was $4.9 million compared to $6.4 million for the year ago quarter. These first quarter initiatives offer global full lifecycle eDiscovery solutions and further enhance our leadership position in the marketplace, particularly for large, complex litigation emanating from global economic conditions.

Operating revenue for the Settlement Administration segment for the first quarter of 2009 increased to $21.2 million compared to $17.3 million in the year ago quarter. Non-GAAP adjusted EBITDA was $6.8 million for the first quarter of 2009 compared to $0.7 million for the year ago quarter. The segment continues to benefit from a major contract that was launched in the first quarter of 2008, as well as new client engagements.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, "We are pleased to have achieved our corporate financial objectives for the first quarter and to reiterate our objectives for the year. Conditions in the bankruptcy segment are very strong, and major new retentions have included Lyondell Chemical Company, AbitibiBowater Inc., Nortel Networks and Smurfit-Stone Container Corporation, representing 4 of the 6 largest filings to date in 2009. We believe there will be continued increased bankruptcy filing activity in 2009 across all of Chapters 7, 11 and 13. Our global e-discovery business continues to achieve market leadership with both new service offerings and new international offices in Brussels and Hong Kong. Regulatory compliance, litigation and investigations in the fall-out from the credit crisis are expected to drive expanded requirements for each of our bankruptcy, e-discovery and settlements franchises."

Recent key events include:

 * First quarter Chapter 11 corporate restructuring bankruptcy retentions were up 129% versus the year ago quarter and included clients such as the Lyondell Chemical Company, Nortel Networks
   Inc., Smurfit-Stone Container Corporation, Midway Games Inc.,
   Muzak, LLC, and Young Broadcasting Inc.

 * As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,117,771 for the 12 month period ending
   December 31, 2008, up 31% versus the same period in 2007.  During this period, Chapter 7 filings were up 43%, Chapter 11 filings were up 60%, and Chapter 13 filings were up 12%.

 * The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $7.1 trillion and $2.6 trillion, respectively, as of December 31, 2008.

 * New e-discovery offices in Hong Kong and Brussels were opened to expand our global presence and support clients more effectively in
   Asia and continental Europe.

 * E-discovery service offerings were expanded to include data collections, forensics and document review.  These integrated services, delivered through our industry-leading DocuMatrix(tm)
   review platform, offer an optimized, full lifecycle e-discovery solution with significant bottom-line efficiencies for clients.

 * Major releases/upgrades were issued for DocuMatrix(tm) and
   eDataMatrix(tm), our leading e-discovery and data processing software, providing clients with enhancements to data analysis capabilities which results in improved attorney review throughput and reduced costs.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (877) 719-9789 before 3:30 p.m. central time. The archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will be available through May 22, 2009 beginning approximately two hours after the call ends. To access the recording, call (888) 203-1112 and enter passcode 8477859.

Company Description

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with foreign currency fluctuations, (9) risks associated with developing and providing software and internet-based technology solutions to our clients, and (10) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update publicly or revise any forward-looking statements contained herein to reflect future events or developments.

                           EPIQ SYSTEMS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                  ---------------------
                                                   2009         2008
                                                  --------     --------

 REVENUE:
   Case management services                       $34,534      $28,796
   Case management bundled products and services    3,327        5,291
   Document management services                    14,752        9,814
                                                  --------     --------
     Operating revenue before reimbursed direct
      costs                                        52,613       43,901
   Operating revenue from reimbursed direct costs   8,215        5,109
                                                  --------     --------
     Total Revenue                                 60,828       49,010
                                                  --------     --------

 OPERATING EXPENSES:

   Direct cost of services                         19,670       18,827
   Direct cost of services - bundled                  855          947
   Reimbursed direct costs                          8,047        5,121
   General and administrative                      18,307       15,080
   Depreciation and software and leasehold
    amortization                                    4,514        3,710
   Amortization of identifiable intangible assets   1,936        2,278
   Other operating expense (income)                   471       (2,371)
                                                  --------     --------
     Total Operating Expenses                      53,800       43,592
                                                  --------     --------
 INCOME FROM OPERATIONS                             7,028        5,418
                                                  --------     --------

 INTEREST EXPENSE (INCOME):
   Interest expense                                   373          490
   Interest income                                    (35)        (143)
                                                  --------     --------
     Net Interest Expense                             338          347
                                                  --------     --------

 INCOME BEFORE INCOME TAXES                         6,690        5,071

 PROVISION FOR INCOME TAXES                         3,412        2,415
                                                  --------     --------

 NET INCOME                                       $ 3,278      $ 2,656
                                                  ========     ========

 NET INCOME PER SHARE INFORMATION:
   Net income per share - Diluted                 $  0.09      $  0.07

 WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - DILUTED                            41,936       41,375

                           EPIQ SYSTEMS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                             (In thousands)

                                              March 31,   December 31,
                                                2009          2008
                                            ------------  ------------
                                             (Unaudited)
                ASSETS

 ASSETS:
  Cash and cash equivalents                 $     14,298  $     19,006
  Trade accounts receivable, net                  62,305        48,540
  Property and equipment, net                     39,915        39,951
  Goodwill                                       263,758       263,871
  Other intangibles, net                          24,887        26,851

  Other                                           19,761        20,727
                                            ------------  ------------
 TOTAL ASSETS                               $    424,924  $    418,946
                                            ============  ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES:
  Accounts payable                          $     13,423  $     12,781
  Indebtedness                                    59,926        61,222
  Other liabilities                               45,877        44,448
 STOCKHOLDERS' EQUITY                            305,698       300,495
                                            ------------  ------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $    424,924  $    418,946
                                            ============  ============

                           EPIQ SYSTEMS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)

                                                    Three months ended
                                                        March 31,
                                                    ------------------
                                                      2009      2008
                                                    --------- ---------

 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $  3,278  $  2,656
  Non-cash adjustments to net income:
   Depreciation and amortization                       6,450     5,988
   Other, net                                          1,602     1,225
  Changes in operating assets and liabilities, net    (8,830)   (2,052)
                                                    --------- ---------
   Net cash provided by operating activities           2,500     7,817
                                                    --------- ---------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment, software and other          (6,951)   (7,331)
                                                    --------- ---------
    Net cash used in investing activities             (6,951)   (7,331)
                                                    --------- ---------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on indebtedness                          (910)     (606)
  Other                                                  664       488
                                                    --------- ---------
    Net cash used in financing activities               (246)     (118)
                                                    --------- ---------

    Effect of exchange rate changes on cash              (11)       --
                                                    --------- ---------
 NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                                  $ (4,708) $    368
                                                    ========= =========

                          EPIQ SYSTEMS, INC.
                    RECONCILIATION OF NET INCOME TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                    ------------------
                                                      2009      2008
                                                    --------  --------

 NET INCOME                                         $  3,278  $  2,656
 Plus:
  Depreciation and amortization                        6,450     5,988
  Share-based compensation                             1,472       524
  Acquisition expense                                    489        --
  Expenses related to financing, net                     338       347
  Realized gain on interest rate floors                   --     1,273
  Provision for income taxes                           3,412     2,415
                                                    --------  --------
                                                      12,161    10,547
                                                    --------  --------
 NON-GAAP ADJUSTED EBITDA                           $ 15,439  $ 13,203
                                                    ========  ========

                          EPIQ SYSTEMS, INC.
                          BANKRUPTCY SEGMENT
           RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                              (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                    ------------------
                                                      2009      2008
                                                    --------  --------

 SEGMENT PERFORMANCE MEASURE                        $  8,421  $  7,299
  Realized gain on interest rate floors                   --     3,465
                                                    --------  --------
 NON-GAAP ADJUSTED EBITDA                           $  8,421  $ 10,764
                                                    ========  ========

                          EPIQ SYSTEMS, INC.
                    RECONCILIATION OF NET INCOME TO
                          NON-GAAP NET INCOME
                            (In thousands)
                              (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                    -------------------
                                                      2009      2008
                                                    --------- ---------

 NET INCOME                                         $  3,278  $  2,656
 Plus (net of tax):
  Amortization of acquisition intangibles              1,171     1,378
  Share-based compensation                             1,054       345
  Acquisition expense                                    296        --
  Effective tax rate                                     736       387
  Loan fee amortization                                   52        80
  Mark-to-market adjustments                            (244)     (244)
  Realized gain on interest rate floors                   --       770
                                                    --------- ---------
                                                       3,065     2,716
                                                    --------- ---------
 NON-GAAP NET INCOME                                $  6,343  $  5,372
                                                    ========= =========

                          EPIQ SYSTEMS, INC.
                       RECONCILIATION OF EPS TO
                             NON-GAAP EPS
                              (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                    -------------------
                                                      2009      2008
                                                    --------- ---------

 EPS (on a diluted basis)                           $   0.09  $   0.07
 Plus (net of tax):
  Amortization of acquisition intangibles               0.03      0.04
  Share-based compensation                              0.02      0.01
  Acquisition expense                                   0.01        --
  Effective tax rate                                    0.02      0.01
  Loan fee amortization                                   --        --
  Mark-to-market adjustments                           (0.01)    (0.01)
  Realized gain on interest rate floors                   --      0.02
                                                    --------- ---------
                                                        0.07      0.07
                                                    --------- ---------
 NON-GAAP EPS (on a diluted basis)                  $   0.16  $   0.14
                                                    ========= =========

                          EPIQ SYSTEMS, INC.
                            EPS CALCULATION
                 (In thousands, except per share data)
                              (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                    -------------------
                                                      2009      2008
                                                    --------- ---------

 NET INCOME                                         $  3,278  $  2,656
  Interest expense adjustment for convertible debt       298       301
  Net income re-allocated to nonvested shares            (10)       --
                                                    --------- ---------
 NET INCOME ADJUSTED FOR DILUTED CALCULATION        $  3,566  $  2,957
                                                    ========= =========

 NON-GAAP NET INCOME                                $  6,343  $  5,372
  Interest expense adjustment for convertible debt       298       301
                                                    --------- ---------
 NON-GAAP NET INCOME ADJUSTED FOR DILUTED
  CALCULATION                                       $  6,641  $  5,673
                                                    ========= =========

 BASIC WEIGHTED AVERAGE SHARES                        35,686    35,291
  Adjustment to reflect share-based awards             1,964     1,798
  Adjustment to reflect convertible debt shares        4,286     4,286
                                                    --------- ---------
 DILUTED WEIGHTED AVERAGE SHARES                      41,936    41,375
                                                    ========= =========

 NET INCOME PER SHARE - DILUTED                     $   0.09  $   0.07
                                                    ========= =========

 NON-GAAP NET INCOME PER SHARE - DILUTED            $   0.16  $   0.14
                                                    ========= =========

CONTACT:  Epiq Systems, Inc.
          Investor Relations
          Lew P. Schroeber
          913-621-9500
          ir@epiqsystems.com
          www.epiqsystems.com